AMENDED
ARTICLES OF INCORPORATION
OF
AMALGAMATED EXPLORATIONS, INC.

Amalgamated Explorations, Inc., incorporated 1986, as a Colorado corporation, hereby adapts the following Amended Articles of Incorporation of such Corporation to reflect a name change and to conform with the revised statutes contained in the Colorado Business Corporation Act which Act became effective July 1, 1994:

ARTICLE I: NAME

The corporate name of the Corporation shall be changed from Sue Wong International, Inc. to Amalgamated Explorations, Inc.

ARTICLE II: PURPOSE

The purpose for which the said Corporation is incorporated is to transact all lawful business and do all things necessary or convenient to carry out its business and affairs for which corporations may be incorporated pursuant to the Colorado Business Corporation Act.

ARTICLE III: DURATION

The said Corporation shall have perpetual existence.

ARTICLE IV: CAPITAL STOCK

Section 1. Classes and share authorized. The authorized capital stock of the Corporation shall be 50,000,000 shares of Common Stock, $.0015 par value, and 2,000,000 shares of Preferred Stock, $1.50 par value.

Section 2. Preferred Stock. Shares of Preferred Stock may be divided into such series as may be established from time to time by the board of directors. The board of directors from time to time may fix and determine the relative rights and preferences of the shares of any series so established to the full extent permitted by the laws of the State of Colorado.

Section 3. Common Stock.

(a)		After the requirements with respect to preferential dividends on the Preferred Stock, if any, shall have been met, and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts, and subject further to any other conditions which may be fixed in accordance with the provisions of Section 2 of this Article IV, then, and not otherwise, the holders of the Common Stock shall be entitled to receive such dividends as may be declared from time to time by the board of directors of the Corporation paid out of funds legally available therefor.

(b) After distribution in full of the preferential amount, if any, to be distributed to the holders of the Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of the whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common
Stock held by
them respectively.

(c) Except as may otherwise be required by law, each holder of the Common Stock shall have one vote in respect of each share of the Common Stock held by him on all matters voted upon by the stockholders.

Section 4. General Provisions. The capital stock of the Corporation may be issued for money, property, services rendered, labor done, cash advanced to or on behalf of the Corporation, or for any other assets of value in accordance with an action of the board of directors, whose judgment as to the value of the assets received in return for said stock shall be conclusive, and said stock, when issued, shall be fully paid and nonassessable.

ARTICLE V: VOTING

Cumulative voting shall not be permitted by this Corporation. Each outstanding share, regardless of class, is entitled to one vote, and each fractional share is entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of shareholders.

ARTICLE VI: PREEMPTIVE RIGHTS

Shareholders of the Corporation shall not have preemptive rights to acquire unissued or treasury shares of the Corporation or securities convertible into such shares or carrying a right to subscribe to or acquire such shares.

ARTICLE VII: BOARD OF DIRECTORS

Section 1. Board of Directors. The business and affairs of the Corporation shall be managed by the board of directors consisting of one or more directors, with the number specified in or fixed in accordance with the bylaws. Each person shall serve as a director of the Corporation until the first annual meeting of shareholders or until his successor shall have been elected and qualified.

Section 2. Classification of Directors. In the event, that the board of directors shall consist of six or more members, the directors may thereupon be divided into three classes, Class 1, Class 2, and Class 3, each class to be as nearly equal in number as possible. The term of office of Class 1 directors shall expire at the first annual meeting of shareholders following their election; that of Class 2 directors shall expire at the second annual meeting following their election; and that of Class 3 directors shall expire at the third annual meeting following their election. At each annual meeting follow-ing such classification, a number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting.

Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Company, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders.

Section 3. Initial Directors. The name and address of the director who first served on the original board of directors is:

Arthur J. Frost

2923 S. Country Club Way Tempe, Arizona 85282

Section 4. Incorporator. The incorporator, who signed the original Articles of Incorporation, is the same person as set forth in Article VII, Section 3 above.

Section 5. Vacancy on Board. If a vacancy occurs on a board of directors, including a vacancy resulting from an increase in the number of directors:
(i) the shareholders may fill the vacancy; (ii) the board of directors may fill the vacancy; or (iii) if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

Section 6. Compensation. Unless otherwise provided in the bylaws, the board of directors may fix the compensation of directors.

Section 7. Certain Powers of the Board of Directors. In furtherance and not in limitation of the powers conferred by the Colorado Business Corporation Act, the board of directors is expressly authorized:

(a) To manage and govern the Corporation by majority vote of members present at any regular or special meeting at which a quorum shall be present, to make, alter, or amend the bylaws of the Corporation at any regular or special meeting, to fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation, and to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution or in the Bylaws of the Corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Corporation (such committee or committees shall have such name or names as may be stated in the Bylaws of the Corporation or as may be determined from time to time by resolution adopted by the board of directors);

(b) To sell, lease, exchange, or otherwise dispose of any or all of the property and assets of the Corporation in the usual and regular course of its business upon such terms and conditions as the board of directors may determine without vote or consent of the shareholders;

(c) To sell, pledge, lease, exchange, liquidate, or otherwise dispose of any or all of the property or assets of the Corporation, including its goodwill, if not in the usual and regular course of business on the terms and conditions and for consideration determined by the board of directors, if the board of directors proposes and the shareholders approve the transaction by the affirmative vote of at least a majority of the shares entitled to vote thereon at a shareholders' meeting duly called for such purpose, or authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon; and provided, further, that any such transaction with any substantial shareholder or affiliate of the Corporation shall be authorized or ratified by the affirmative vote of the holders of at least two thirds of the shares entitled to vote thereon at a shareholders' meeting duly called for that purpose, unless such transaction is with any subsidiary of the Corporation or is approved by the affirmative vote of a majority of the continuing directors of the Corporation, or is authorized or ratified by the written consent of the holders of all the shares entitled to vote thereon;

(d) To merge, consolidate, or exchange all of the issued or outstanding shares of one or more classes of the Corporation upon such terms and conditions as the board of directors may authorize; provided, however, that such plan of merger or share exchange, or such consolidation shall be approved or ratified by the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a shareholders' meeting duly called for that purpose, or authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon; and provided, further, that any such merger, consolidation, or exchange with any substantial shareholder or affiliate of the Corporation shall be authorized or ratified by the affirmative vote of the holders of at least two-thirds of the shares entitled to vote thereon at a shareholders' meeting duly called for that purpose, unless such merger, consolidation, or exchange is with any subsidiary of the Corporation, or is approved by the affirmative vote of a majority of the continuing directors of the Corporation, or is authorized, or ratified by the written consent of the holders of all the shares entitled to vote thereon, or the merger is conducted in accordance with Title 7, Article 111, Section 103(7) of the Colorado Business Corporation Act; and

(e) To distribute to the shareholders of the Corporation, without the approval of the shareholders, in partial liquidation, out of stated capital or capital surplus of the Corporation, a portion of the Corporation's assets, in cash or in property, so long as the partial liquidation is in compliance with the Colorado Business Corporation Act.

(f)	As used in this Section 7, the following terms shall have the following meaning:

(i) an "affiliate" shall mean any person or entity which is an affiliate within the meaning of Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended;

(ii) a "continuing director" shall mean a director who was elected before the substantial shareholder or affiliate of the Corporation which is to be a party to a proposed transaction within the scope of subsections (c) and (d) of this
Section 7 became such a substantial shareholder or affiliate of the Corporation, as the case may be, or is designated at or prior to his first election or appointment to the board of directors by the affirmative vote of a majority of the board of directors who are continuing directors;

(iii) a "subsidiary" shall mean any Corporation in which the Corporation owns the majority of each class of equity security; and

(iv) a "substantial shareholder" shall mean any person or entity which is the beneficial owner, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, of 10 percent or more of the outstanding capital stock of the Corporation.

ARTICLE VIII: INDEMNIFICATION

Section 1. Direct Actions. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by such person in connection with the action, suit, or proceeding, if such person (i) acted in good faith; (ii) such person reasonably believed that his or her conduct was in the best interests of the Corporation or at least not opposed to the Corporation's best interests; and (iii) in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful; except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been (i) adjudged to be liable to the Corporation in the discharge of his or her duties, or
(ii) adjudged liable on the basis that he or she derived an improper personal benefit.

The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not of itself create a presumption that such person did not act in good faith and in a manner that such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2. Derivative Actions. The Corporation shall indemnify any person whom was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise against expenses (including amounts paid in settlement and attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been (i) adjudged to be liable to the Corporation in the discharge of his or her duties, or
(ii) adjudged liable on the basis that he or she derived an improper personal benefit.

Section 3. Expenses. To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 1 and 2 of this Article VIII, or in defense of any claim, issue, or matter therein, such person must be indemnified by the Corporation against expenses (including attorney fees) actually and reasonably incurred by such person in connection with the defense.

ARTICLE IX: PLACE OF OPERATION

The operations of the said Corporation shall be carried on in the State of Colorado and the Corporation shall also be permitted to conduct business in any other state of the United States or elsewhere and to have one or more offices outside the State of Colorado. The board of directors and stockholders of the Corporation shall have the right to hold their meetings outside of the State of Colorado when deemed most convenient or in the best interest of the Corporation.

ARTICLE X: REGISTERED OFFICE AND AGENT

The address of the Corporation's registered office is 1645 Court Place, Suite 201, Denver, Colorado 80202 and the name of the registered agent is Christian
F. Murer whose address is 1645 Court Place, Suite 201, Denver, Colorado
80202.

ARTICLE XI: CONFLICTS OF INTEREST

Section 1.	Related Party Transactions.

(a) No "conflicting interest transaction" as defined in the Colorado Business Corporation Act, shall be void or voidable or be enjoined, set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the Corporation, solely because the conflicting interest transaction involves a Director of the Corporation or an entity in which a director of the Corporation is a director or officer or has a financial interest or solely because the Director is present at or participates in the meeting of the Corporation's board of directors or of the Committee of the board of directors which authorizes, approves, or ratifies the conflicting interest transaction or solely because the Director's vote is counted for such purpose if:

(i) the material facts as to the Director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the board of directors or the Committee, and the board of directors or Committee in good faith authorizes, approves, or ratifies the conflicting interest transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors are less than a quorum; or

(ii) the material facts as to the Director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the shareholders entitled to vote thereon, and the conflicting interest transaction is specifically authorized, approved, or ratified in good faith by a vote of the shareholders; or

(iii) the conflicting interest transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the shareholders.

(b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee, which authorizes, approves, or ratifies the conflicting interest transaction.

Section 2. Corporate Opportunities. The officers, directors, and other members of management of the Corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which the Corporation has expressed an interest as determined from time to time by resolution of the board of directors. When such areas of interest are delineated all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of the Corporation shall be disclosed promptly to the Corporation and made available to it. The board of directors may reject any business opportunity presented to it, and thereafter any officer, director, or other member of management may avail himself of such opportunity. Until such time as the Corporation, through its board of directors, has designated an area of interest, officers, directors, and other members of management of the Corporation shall be free to engage in such areas of interest on their own. The provisions hereof shall not limit the rights of any officer, director, or other member of management of the Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation, nor shall they be construed to release any employee of the Corporation (other than an officer, director, or member of management) from any duties which such employee may have to the Corporation.

ARTICLE XII: BYLAWS

The board of directors, by majority vote, shall have the power to make and amend such prudential bylaws as they deem proper and not inconsistent with the Constitution or the laws of the United States or of the State of Colorado for the management of the property of the Corporation, the regulation and government of its affairs and for the certification and transfer of its stock.

ARTICLE XIII: SHAREHOLDERS' MEETING

Shareholders' meetings may be held at such time and place as may be stated or fixed in accordance with the Bylaws. At all shareholders' meetings, one-third of all shares entitled to vote shall constitute a quorum.

IN WITNESS WHEREOF, the undersigned has placed his hand and seal this lst day of June, 1995.

Christian F. Murer, President


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